UNITED STATES  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

MARLEY COFFEE INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52161

(Commission File Number)

N/A

(IRS Employer Identification No.)

357 South Fairfax Avenue, Suite 321 Los Angeles, CA 90036

(Address of principal executive offices and Zip Code)

(323) 630-3456

Registrant's telephone number, including area code

Item 5.01 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 13, 2009, we changed our name from "Marley Coffee Inc." to “Jammin Java Corp.” when we merged our subsidiary, Marley Coffee Inc., into our company. Our common stock will be quoted on the NASD Over-the-Counter Bulletin Board under the new symbol "JAMN" effective at the opening of the market on September 17, 2009. Our new CUSIP number is 470 751 108. We changed the name of our company to better reflect the direction and business of our company.

Item 9.01 Financial Statements and Exhibits

3.1 Articles of Merger.
 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2009

MARLEY COFFEE INC.

/s/ Shane Whittle  Shane Whittle,  President & Director